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                                                                    EXHIBIT 11.1


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
                                                AMERICAN COIN MERCHANDISING, INC.
                                                COMPUTATION OF PER SHARE EARNINGS

                                                  THREE MONTHS ENDED                 YEAR ENDED
                                                      DECEMBER 31,                   DECEMBER 31,
                                                 1997            1996           1997           1996
                                                 ----            ----           ----           ----
EARNINGS PER SHARE:
Net Earnings                                 $ 1,658,000     $ 1,134,000    $ 4,429,000     $ 2,586,000
                                             -----------    ------------   ------------    ------------
Common Shares Outstanding
    At Beginning of Period                     5,450,904       5,081,608      5,123,274       5,081,608

Effect of Shares Issued  During
    The Period                                   707,228          41,666        441,993          10,474
                                             -----------    ------------   ------------    ------------
Shares Used In Computing Basic
    Earnings Per Share                         6,158,132       5,123,274      5,565,267       5,092,082

Effect of Shares Issuable Under
    Stock Options Using The
    Treasury Stock Method                        230,100         325,523        128,822         325,368
                                             -----------    ------------   ------------    ------------
Shares Used In Computing Diluted
    Earnings Per Share                         6,388,232       5,448,797      5,694,089       5,417,450
                                             ===========    ============   ============    ============
Basic Earnings Per Common Share              $    0.27      $     0.22     $      0.80     $     0.51
                                                  ====            ====            ====           ====
Diluted Earnings Per Common Share                 0.26            0.21            0.78           0.48
                                                  ====            ====            ====           ====
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Basic and diluted net earnings per share for the three months and year ended
December 31, 1995 has been omitted because through August 31, 1995 the
Combined Companies were not a single entity with one capital structure.